AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1997
                                             REGISTRATION NO. 333-38823

==============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                        -----------------------

                            AMENDMENT NO. 1
                                  TO

                               FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        -----------------------
                       ICG COMMUNICATIONS, INC.
        (Exact name of registrant as specified in its charter)

       DELAWARE                  4813, 4899                  84-1342022
      (State of         (Primary Standard Industrial      (I.R.S. Employer
    incorporation)       Classification Code Number)   Identification Number)
                        -----------------------
                        9605 EAST MAROON CIRCLE
                             P.O. BOX 6742
                    ENGLEWOOD, COLORADO 80155-6742
                             (303) 572-5960
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        -----------------------


    H. DON TEAGUE - EXECUTIVE VICE
              PRESIDENT,                           with copies to:
     GENERAL COUNSEL AND SECRETARY
       ICG COMMUNICATIONS, INC.
         9605 E. MAROON CIRCLE                   LEONARD GUBAR, ESQ.
             P.O. BOX 6742                      AUDREY A. ROHAN, ESQ.
    ENGLEWOOD, COLORADO 80155-6742                REID & PRIEST LLP
            (303) 572-5960                       40 WEST 57TH STREET
                                               NEW YORK, NEW YORK 10019
      (Name, address, including zip code,          (212) 603-2000
   and telephone number, including area code, of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration
Statement as determined by market condition and other factors.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the following prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        -----------------------
                    CALCULATION OF REGISTRATION FEE

=============================================================================
                                 PROPOSED
 TITLE OF EACH                   MAXIMUM       PROPOSED
   CLASS OF                      OFFERING      MAXIMUM
  SECURITIES                     PRICE PER     AGGREGATE      AMOUNT OF
     TO BE       AMOUNT TO BE    SHARE OR      OFFERING      REGISTRATION
  REGISTERED      REGISTERED     UNIT(1)       PRICE(1)           FEE
----------------------------------------------------------------------------

Common Stock,      687,221       $22.125    $15,204,764.63     $4,607.50*
$.01 par value
per share

============================================================================

(1)  Calculated pursuant to Rule 457(c) under the Securities Act.

*  Previously paid by the Registrant.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=============================================================================

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee and Nasdaq National Market listing fee.


      SEC Registration Fee                    $      4,607.50
      Accounting Fees and Expenses                   5,000.00*
      Legal Fees and Expenses                       20,000.00*
      Miscellaneous                                  5,000.00*
                                              ----------------
      Total                                   $     34,607.50
                                              ----------------
-------------
      * Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the Company will to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Company's By-laws contain a similar provision requiring indemnification of the Company's directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the Company, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty. The Company has indemnification insurance under which directors and officers are insured against certain liability that may incur in their capacity as such.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits: The following exhibits are filed as a part of this Registration Statement:

     Exhibit No.:             Description of Exhibits:
     ------------             ------------------------

     1.1: Form of Underwriting Agreement. To be filed as an exhibit to a report on Form 8-K.

     2.1: Plan of Arrangement under Section 192 of the Canada Business Corporations Act [Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-4, File No. 333-4226].

     4.1: Certificate of Incorporation of ICG Communications, Inc. dated April 11, 1996 [Incorporated by reference to Exhibit
             3.1 to Registration Statement on Form S-4, File No.
             333-4226].

     4.2: By-laws of ICG Communications, Inc. [Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4, File No. 333-4226].

     4.3:    Note Purchase Agreement, dated September 16, 1993
             [Incorporated by reference to Annual Report on Form 20-F for the year ended September 30, 1993, as filed on March 31, 1994].

     4.4:    Note Purchase Agreement, dated October 27, 1993
             [Incorporated by reference to Annual Report on Form 20-F for the year ended September 30, 1993, as filed on March 31, 1994].

     4.5: Form of Indenture between IntelCom Group Inc. and Bankers Trust Company for 7% Convertible Subordinated Redeemable Notes due 1998 [Incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1, File No. 33-75636].

     4.6: Form of Indenture between IntelCom Group Inc. and Bankers Trust Company for 7% Simple Interest Convertible
             Subordinated Redeemable Notes due 1998 [Incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1, File No. 33-75636].

     4.7: Note Purchase Agreement, dated as of July 14, 1995, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc., Morgan Stanley Group Inc. ("MS Group") (the "Initial Purchaser"), Princes Gate Investors, LP, Acorn Partnership I, LP, PGI Investments Limited, PGI Sweden AB, and Gregor von Opel (collectively, together with the Initial Purchaser, the "Committed Purchasers") and MS Group, as agent for the Purchasers (as such term is defined therein) [Incorporated by reference to Exhibit 4.1 to Form 8-K, as filed on August 2, 1995].

     4.8: Warrant Agreement, dated as of July 14, 1995, among the Registrant, the Committed Purchasers, and IntelCom Group (U.S.A.), Inc., as Warrant Agent [Incorporated by reference to Exhibit 4.2 to Form 8-K, as filed on August 2, 1995].

     4.9: Indenture, dated as of August 8, 1995, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Norwest Bank
             Colorado, National Association [Incorporated by reference to
             Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

     4.10: Warrant Agreement, dated as of August 8, 1995 between IntelCom Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

      4.11: Warrant Agreement Amendment, dated as of August 8, 1995 among IntelCom Group Inc., Morgan Stanley Group, Inc., Princes Gate Investors, L.P., IntelCom Group (U.S.A.), Inc., and certain subsidiaries of IntelCom Group (U.S.A.), Inc. [Incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

      4.12: Indenture, dated as of April 30, 1996, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-4, File No. 333-04569].

      4.13: Registration Rights Agreement, dated April 30, 1996, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Morgan Stanley & Co. Incorporated [Incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-4, File No. 333-04569].

      4.14: Indenture, dated as of March 11, 1997, among ICG Holdings, Inc., ICG Communications, Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-24359].

      4.15: Registration Rights Agreement, dated March 11, 1997, among ICG Holdings, Inc., ICG Communications, Inc. and Morgan Stanley & Co. Incorporated with respect to the 11 5/8% Notes [Incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-4, File No.
             333-24359].

      4.16:  Registration  Rights  Agreement,  dated March 11,  1997, among ICG Holdings, Inc. and Morgan Stanley & Co. Incorporated with respect the 14% Preferred Stock [Incorporated by reference to Exhibit 4.17 to Registration Statement on Form S-4, File No. 333-24359].

      5.1:*  Opinion of Reid & Priest LLP.

      23.1:  Consent of KPMG Peat Marwick LLP.

      23.2:* Consent of Reid & Priest LLP (included in Exhibit 5.1).

      23.3: Consent of Connecticut Research [Incorporated by reference to Annual Report on Form 10-K for the year ended September 30, 1994, as filed on December 27, 1994].

      24.1: Power of Attorney with respect to ICG Communications, Inc. (included on the signature page hereto).


(b)  Financial Statement Schedules:

     All schedules are omitted because they are either not applicable or the required information is included in the consolidated financial statements or notes thereto.

---------------

 * Filed herewith.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment of this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Common Stock offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on October 30, 1997.



                                    ICG Communications, Inc.


                                By:             *
                                     ------------------------

                                     J. Shelby Bryan
                                     President, Chief Executive
                                     Officer and Director




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signatures                   Title                       Date
       ----------                   -----                       ----


           *                 Chairman of the Board         October 30, 1997
------------------------     of Directors
William J. Laggett


           *                 President, Chief Executive    October 30, 1997
------------------------     Officer and Director
J. Shelby Bryan              (Principal Executive
                             Officer)


           *                 Executive Vice President      October 30, 1997
------------------------     and Chief Financial
James D. Grenfell            Officer (Principal
                             Financial Officer)


           *                 Vice President and            October 30, 1997
------------------------     Corporate Controller
Richard Bambach              (Principal Accounting
                             Officer)


           *                 Director                      October 30, 1997
------------------------
Harry R. Herbst


           *                 Director                      October 30, 1997
------------------------
Stan McLelland


           *                 Director                      October 30, 1997
------------------------
Kathryn Proffitt


           *                 Director                      October 30, 1997
------------------------
Leontis Teryazos



*    /s/ H. Don Teague                                     October 30, 1997
    ------------------------
    H. Don Teague,
    as Attorney-in-Fact

                            EXHIBIT INDEX



 Exhibit No.:             Description of Exhibits:
 ------------             ------------------------

     1.1: Form of Underwriting Agreement. To be filed as an exhibit to a report on Form 8-K.

     2.1: Plan of Arrangement under Section 192 of the Canada Business Corporations Act [Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-4, File No. 333-4226].

     4.1: Certificate of Incorporation of ICG Communications, Inc. dated April 11, 1996 [Incorporated by reference to Exhibit
             3.1 to Registration Statement on Form S-4, File No.
             333-4226].

     4.2: By-laws of ICG Communications, Inc. [Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4, File No. 333-4226].

     4.3:    Note Purchase Agreement, dated September 16, 1993
             [Incorporated by reference to Annual Report on Form 20-F for the year ended September 30, 1993, as filed on March 31, 1994].

     4.4:    Note Purchase Agreement, dated October 27, 1993
             [Incorporated by reference to Annual Report on Form 20-F for the year ended September 30, 1993, as filed on March 31, 1994].

     4.5: Form of Indenture between IntelCom Group Inc. and Bankers Trust Company for 7% Convertible Subordinated Redeemable Notes due 1998 [Incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1, File No. 33-75636].

     4.6: Form of Indenture between IntelCom Group Inc. and Bankers Trust Company for 7% Simple Interest Convertible
             Subordinated Redeemable Notes due 1998 [Incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1, File No. 33-75636].

     4.7: Note Purchase Agreement, dated as of July 14, 1995, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc., Morgan Stanley Group Inc. ("MS Group") (the "Initial Purchaser"), Princes Gate Investors, LP, Acorn Partnership I, LP, PGI Investments Limited, PGI Sweden AB, and Gregor von Opel (collectively, together with the Initial Purchaser, the "Committed Purchasers") and MS Group, as agent for the Purchasers (as such term is defined therein) [Incorporated by reference to Exhibit 4.1 to Form 8-K, as filed on August 2, 1995].

     4.8: Warrant Agreement, dated as of July 14, 1995, among the Registrant, the Committed Purchasers, and IntelCom Group (U.S.A.), Inc., as Warrant Agent [Incorporated by reference to Exhibit 4.2 to Form 8-K, as filed on August 2, 1995].

     4.9: Indenture, dated as of August 8, 1995, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Norwest Bank
             Colorado, National Association [Incorporated by reference to
             Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

     4.10: Warrant Agreement, dated as of August 8, 1995 between IntelCom Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

      4.11: Warrant Agreement Amendment, dated as of August 8, 1995 among IntelCom Group Inc., Morgan Stanley Group, Inc., Princes Gate Investors, L.P., IntelCom Group (U.S.A.), Inc., and certain subsidiaries of IntelCom Group (U.S.A.), Inc. [Incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

      4.12: Indenture, dated as of April 30, 1996, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-4, File No. 333-04569].

      4.13: Registration Rights Agreement, dated April 30, 1996, among IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Morgan Stanley & Co. Incorporated [Incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-4, File No. 333-04569].

      4.14: Indenture, dated as of March 11, 1997, among ICG Holdings, Inc., ICG Communications, Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-24359].

      4.15: Registration Rights Agreement, dated March 11, 1997, among ICG Holdings, Inc., ICG Communications, Inc. and Morgan Stanley & Co. Incorporated with respect to the 11 5/8% Notes [Incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-4, File No.
             333-24359].

      4.16:  Registration  Rights  Agreement,  dated March 11,  1997, among ICG Holdings, Inc. and Morgan Stanley & Co. Incorporated with respect the 14% Preferred Stock [Incorporated by reference to Exhibit 4.17 to Registration Statement on Form S-4, File No. 333-24359].

      5.1:*  Opinion of Reid & Priest LLP.

      23.1:  Consent of KPMG Peat Marwick LLP.

      23.2:* Consent of Reid & Priest LLP (included in Exhibit 5.1).

      23.3: Consent of Connecticut Research [Incorporated by reference to Annual Report on Form 10-K for the year ended September 30, 1994, as filed on December 27, 1994].

      24.1: Power of Attorney with respect to ICG Communications, Inc. (included on the signature page hereto).

     --------------

     * Filed herewith.